Available Funds Rate – Fieldstone 2005-1

Payment Date	Aggregate Net Funds Rate (%) (1)(2)	Aggregate Net Funds Rate (%) (1)(3)	Payment Date	Aggregate Net Funds Rate (%) (1)(2)	Aggregate Net Funds Rate (%) (1)(3)
1	n/a	n/a	31	7.980%	9.902%
2	4.441%	12.250%	32	8.253%	10.241%
3	4.517%	12.250%	33	7.994%	9.919%
4	4.639%	12.250%	34	8.268%	10.260%
5	4.728%	12.250%	35	8.009%	9.942%
6	4.755%	12.250%	36	8.051%	10.312%
7	4.727%	12.250%	37	8.777%	11.934%
8	5.146%	12.250%	38	8.119%	11.040%
9	5.053%	12.250%	39	8.396%	11.416%
10	5.151%	12.250%	40	8.130%	11.055%
11	5.171%	12.250%	41	8.407%	11.436%
12	5.146%	12.250%	42	8.142%	11.396%
13	6.560%	12.250%	43	8.148%	12.058%
14	6.008%	12.250%	44	8.426%	12.250%
15	6.181%	12.250%	45	8.160%	12.077%
16	6.006%	12.250%	46	8.439%	12.250%
17	6.166%	12.250%	47	8.174%	12.098%
18	5.992%	12.250%	48	8.181%	12.126%
19	5.985%	12.250%	49	9.066%	12.250%
20	6.140%	12.250%	50	8.197%	12.241%
21	5.970%	12.250%	51	8.479%	12.250%
22	6.123%	12.250%	52	8.214%	12.250%
23	5.956%	12.250%	53	8.497%	12.250%
24	6.647%	12.250%	54	8.232%	12.250%
25	8.784%	9.941%	55	8.241%	12.250%
26	7.943%	8.990%	56	8.526%	12.250%
27	8.218%	9.301%	57	8.262%	12.250%
28	7.961%	9.008%	58	8.548%	12.250%
29	8.232%	9.319%	59	8.283%	12.250%
30	7.973%	9.330%	60	8.295%	12.250%

(1)

For any Payment Date and all Notes (excluding the Class A-IO Notes) means a per annum rate equal to (x) the quotient of (A) the sum of (1) the excess, if any, of (a) total interest collected or advanced on the mortgage loans with respect to the related Due Period over (b) the Servicing Fee, the Owner Trustee Fee, Master Servicing Fee, Trust Administrator Fee, net swap payments owed to the swap counterparty, and the interest payable on the Class A-IO Notes on such Payment Date, plus (2) any net swap receipts received from the swap counterparty, and (B) the aggregate Note principal balance as of the first day of the related Accrual Period, multiplied by (y) (i) 360 divided by (ii)  the actual number of days in the Accrual Period.

(2)

Assumes no losses, 10% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 month LIBOR and 6 month LIBOR remain constant at 2.590% and 2.969%, respectively.

(3)

Assumes no losses, 10% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 month LIBOR and 6 month LIBOR remain constant at 2.590% and 2.969%, respectively, for the first Payment Date and all increase to 20.00% after the first Payment Date.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein.  Offers to sell and solicitations of offers to buy the securities are made only by , and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document").  Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document.  Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate.  The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described  in the Offering Document.  Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.  This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).